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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No.3 (File No. 333-107010) of our report dated February 14, 2003, except for Note 8, as to which the date is March 28, 2003, relating to the financial statements, which appears in Progenics Pharmaceuticals, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings “Selected Financial Data” and “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
October 27, 2003